Community Trust Bancorp, Inc.

"Building Communities . . . Built on Trust"

2005 Investor Presentation

May 13, 2005

CAUTIONARY STATEMENT

Information provided herein by the Corporation contains "forward-looking" information. The Corporation cautions that any forward-looking statements made by the Corporation are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Please refer to the Corporation's 2004 Annual Report on Form 10-K Part I, Item 1. for additional information.

Corporate Profile

- Total Assets of $2.8 billion
- Total Loans of $1.9 billion
- Total Deposits and Repurchase Agreements of $2.3 billion
- Total Equity of $238 million
- Total Market Capitalization of $428 million
- Market Price to Book Value 1.8x
- Dividend Yield of 3.33%
- EPS Consensus FY 12/05 $2.22
- P/E 12/05 Consensus Forecast 13.50x

Financial data is as of March 31, 2005 unless otherwise noted

Corporate Profile

- Headquartered in Pikeville, KY
- 72 banking locations throughout Eastern and Central KY
- 5 banking locations in Southern WV
- 2 loan productions offices in Kentucky
- 5 trust offices across Kentucky



LPO
Boone
LPO
Jefferson
Fleming
Scott
Franklin
Fayette
Clark
Montgomery
Mercer
Madison
Marion
Taylor
Green
Adair
Russell
Pulaski
Laurel
Whitley
Bell
Greenup
Boyd
Wayne
Lincoln
Mingo
Floyd
Pike
Knott
Perry
Letcher
Nicholas

Executive Management Team

Name	Position	Banking Experience	Yrs. w/ CTBI
Jean R. Hale	Chairman, President and CEO	36 years	36
Mark A. Gooch	CTB President and CEO	24 years	24
Tracy E. Little	CTIC President and CEO	31 years	2
Kevin J. Stumbo	EVP/Controller	18 years	10
Steven E. Jameson	EVP/Risk Manager	20 years	1
James J. Gartner	EVP/Chief Credit Officer	37 years (17 at OCC)	3
James B. Draughn	EVP/Operations	11 years	11
Michael S. Wasson	EVP/Central Ky Pres.	34 years	5
Richard W. Newsom	EVP/E Ky Pres.	27 years	27
Ricky Sparkman	EVP/S Central Pres.	20 years	11
Larry W. Jones	EVP/Northeast Pres.	37 years	3

Organizational History
"A Century of Service"

1903	The Pikeville National Bank founded
1936	Pikeville National Bank & Trust Co. incorporated
1981	Formed Pikeville National Corporation
1987-2002	Acquired 13 banks and purchased 17 branches
1997	Changed name to Community Trust Bancorp, Inc.
1997-2002	Merged all banks into lead bank--Community Trust Bank, Inc.
2003	Two operational subsidiaries

Organizational Structure


Community Trust Bancorp, Inc.
Pikeville, Kentucky
Community Trust Bank, Inc.
Pikeville, Kentucky
Community Trust and
Investment Company
Lexington, Kentucky

- **Community Trust Bank, Inc.**
  Regional market structure provides synergies

- **Community Trust and Investment Company**
  Assets under Management $923 million
  Includes CTB investment portfolio of $519 million

Financial data is as of December 31, 2004

101 Years of Increasing Investment Return

- Initial public offering 1981
- 12 stock splits
- 9 stock dividends, most recent on December 15, 2004
- 24 years of consecutive increases in cash dividends
- 5-year compound growth rate of cash dividends 10.0%
- Recognized by Mergent, Inc. as 2003 Dividend Achiever
- $100 investment in CTBI stock in 1981 would be valued at $1,098 as of April 30, 2005 based on the stock price of $30.05

Why CTBI

- Increase shareholder value
- Offer industry competitive and profitable financial products
- Deliver "community bank" customer service
- Provide a productive work environment
- Remain a good corporate citizen

Operational Philosophy

- Local Market Presidents
- Decentralized decision making
- Centralized operations
- Specialized product offerings
- Maximized use of technology
- Enterprise wide risk management

Financial Analysis

Quarterly Net Income


(in millions)
$9.0
$7.5
$6.0
$4.5
$3.0
$1.5
$0.0
$5.2
$6.3
$7.0
$7.3
$8.0
Mar-01
Mar-02
Mar-03
Mar-04
Mar-05

Quarterly Net Income

- Net income for the 1st quarter 2005 exceeded same quarter last year by 9.4%
- Net interest income increased 7.5% from March 31, 2004
- Net interest margin decreased 12 basis points from prior year 1st quarter
  - Cost of funds increase
  - Impact of leverage transaction
- Provision for loan losses decreased $0.8 million, or 35.9%, from 1st quarter 2004
- Noninterest income decreased 3.9% from prior year 1st quarter
- Noninterest expense increased 5.6% over 1st quarter 2004

Earnings Per Share



$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$1.41
$1.45
$1.83
$1.95
$2.09
$0.54
$2.26
2000
2001
2002
2003
2004
'Mar-2005
2005

- Basic earnings per share increased 7.2% to $2.09 per share
  - 6th consecutive year of increased EPS
- 11.9% compound growth rate for earnings per share for the past ten years
- Corporate goal for 2005 earnings per share is $2.26 . . . an increase of 8% over 2004

2005 is stated corporate goal

Total Assets



(in billions)
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$2.26
$2.50
$2.49
$2.47
$2.71
$2.77
$2.83
2000
2001
2002
2003
2004
'Mar-2005
2005

- Total assets increased 9.5% during 2004 to $2.71 billion
  - Earning assets grew $244.2 million during the year
  - $166.3 million in loan growth
  - $77.9 million growth in the investment portfolio
- Our corporate goal is to grow assets to $2.83 billion by December 31, 2005, not including acquisitions

2005 is stated corporate goal

Total Loans

(in billions)



$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$1.69
$1.71
$1.63
$1.74
$1.90
$1.94
$2.10
2000
2001
2002
2003
2004
'Mar-2005
2005

- Total loans increased 9.6% during 2004

2005 is stated corporate goal

Loan Portfolio Mix

March 31, 2005



Consumer 21%
Comm R/E 36%
R/E Mortgage 28%
Comm Other 15%

December 31, 1999



Consumer 26%
Comm R/E 30%
R/E Mortgage 26%
Comm Other 18%

Concentrations of Credit

as a % of Tier 1 Capital + Allowance for Loan Losses



March 31, 2005
50%
40%
30%
20%
10%
0%
34%
27%
36%
9%
12%
1%
24%
1%
43%
13%
23%
15%
7%
26%
Agricultural
Apartments & Rental Housing
Coal Mining & Support
Commercial Construction
Convenience Marts
Financial Institutions
Floorplans
Grocery Stores
Hotel/Motel
Land Subdivision and Development
Non-Residential Real Estate Rental
Oil and Gas Extraction and Drilling Support
Restaurants
Single Family Construction

Net Charge-offs
as a % of average loans


0.75%
0.50%
0.25%
0.00%
0.51%
0.65%
0.63%
0.48%
0.35%
0.18%
2000
2001
2002
2003
2004
'Mar-2005

Nonperforming Loans
as a % of total loans


2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1.54%
1.97%
1.39%
0.97%
1.06%
0.92%
2000
2001
2002
2003
2004
'Mar-2005

Loan Loss Reserve
as a % of net loans


2.00%
1.60%
1.20%
0.80%
0.40%
0.00%
1.53%
1.38%
1.42%
1.42%
1.42%
1.42%
2000
2001
2002
2003
2004
'Mar-2005

Total Deposits

(including Repurchase Agreements)



(in billions)
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$1.98
$2.21
$2.18
$2.16
$2.23
$2.28
$2.33
2000
2001
2002
2003
2004
'Mar-2005
2005

- Total deposits, including repurchase agreements, of $2.23 billion at December 31, 2004 experienced growth of 3.0% over prior year

2005 is stated corporate goal

Deposit Mix

March 31, 2005



Repurchase Agreements 5%
Noninterest Bearing 18%
Other Time 4%
NOW 1%
CDs <$100K 28%
MMDA 16%
Savings 10%
CDs >$100K 18%

December 31, 1999



Repurchase Agreements 2%
Noninterest Bearing 14%
Other Time 6%
NOW 13%
CDs <$100K 34%
MMDA 7%
Savings 8%
CDs >$100K 16%

Shift in NOWs and MMDAs reflects the implementation of Reserve Minimizer 6/2000

Revenues

(in millions)


$140
$130
$120
$110
$100
$90
5%
4%
3%
2%
1%
0%
3.9%
$103.8
$106.9
$117.2
$121.0
$127.1
$139.1
2000
2001
2002
2003
2004
2005
Total Revenue
5-Year Compounded Annual Growth Rate

Noninterest Income

and as a % of Total Revenue

(in millions)


$40
$36
$32
$28
$24
$20
$16
32%
26%
21%
15%
18.8%
22.2%
23.8%
30.1%
26.7%
23.9%
$19.5
$23.8
$27.9
$36.4
$33.9
$33.2
2000
2001
2002
2003
2004
2005
Noninterest Income
% of Total Revenue

2005 is stated corporate goal

Total Revenue

- Total revenue increased an average of 5.2% per year for the past five years
  - 5.0% increase during 2004
- Net interest revenue increased 10.2% over prior year
  - Net interest margin for the year 2004 increased 29 basis points from 3.76% to 4.05%
- Noninterest revenue as a percent of total revenue for the year 2004 was 26.7%, a decrease from prior year's 30.1%
  - Increases in both deposit and loan fees
  - Mortgage loan activity changes
  - Decrease in securities gains
  - Increase in brokerage revenue
  - Trust revenue remains flat

Net Noninterest Expense
& as a % of Average Earning Assets



$50
$45
$40
$35
$30
2.30%
2.10%
1.90%
1.70%
1.50%
$42.4
$41.2
$39.4
$34.4
$40.7
$46.0
1.8%
1.7%
1.5%
1.7%
1.8%
2000
2001
2002
2003
2004
2005
Net Noninterest Expense
% of Earning Assets

Noninterest Expense & Efficiency Ratio



$84
$78
$72
$66
$60
$54
62%
60%
58%
56%
54%
$61.9
$64.9
$67.3
$70.7
$74.6
$79.3
58.5%
60.1%
57.3%
59.2%
58.3%
57.0%
2000
2001
2002
2003
2004
2005
Noninterest Expense
Efficiency Ratio

2005 is stated corporate goal

Performance Summary

	1st Qtr 2005	2004	2003
Earnings Per Share	$0.54	$2.09	$1.95
Return on Average Assets*	1.18%	1.22%	1.16%
Net Interest Margin*	3.97%	4.05%	3.76%
Efficiency Ratio	59.13%	58.25%	59.17%
Nonperforming Loans	0.92%	1.06%	0.97%
Net Charge-offs*	0.18%	0.35%	0.48%
As a % of Average Assets*:			
Noninterest Income	1.14%	1.33%	1.46%
Noninterest Expense	2.84%	2.93%	2.84%

*1st Quarter 2005 information annualized

2005 Growth of our Franchise

- March 15, 2005 – Agreement to acquire Heritage Community Bank of Danville
  - Total assets $100 million
  - Purchase price 1.3 X Book
  - Expected to be accretive during 1st year
- Branches
  - Paintsville (Floyd County) – opened 1st quarter
  - Leestown Road (Lexington) – 3rd quarter
  - Sir Barton Road-Hamburg Place (Lexington) – 4th quarter
  - Allen (Floyd County) – 4th quarter
- Other expansion opportunities

2005 Performance Goals

Net Income	$ 33.4 million
Earnings Per Share	$ 2.26
Loan Growth	$ 201 million
Deposit Growth	$ 102 million
Total Asset Growth	$ 121 million
Efficiency Ratio	56.99%

- **Our corporate goal for net income for 2005 is $33.4 million…a 7.9% increase in net income from 2004**
- **Our corporate goal for earnings per share is $2.26, an increase of 8.1% from 2004**

2005 Performance Goals

Major Impacts on 2005 Goals:

- Loan growth
- Net interest margin
- Noninterest income
- Asset quality
- Profitable deposit growth

2005 Opportunities

How we plan to meet our 2005 corporate goals

- Focus on loan growth
- Improve asset quality
- Price competitively for core deposit growth
- Improve operational efficiencies
- Continue expansion

Investor Return

Dividends Per Share



$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
$0.56
$0.61
$0.65
$0.75
$0.87
$0.96
2000
2001
2002
2003
2004
2005

2005 is stated corporate goal

Comparison to Russell 2000 Index *of small cap companies*

Return to Investors

December 31, 2004


10-Year
11.82%
11.54%
5-Year
23.08%
6.61%
3-Year
25.75%
11.48%
1-Year
21.30%
18.32%
0%
10%
20%
30%
Russell 2000
CTBI

- 3-, 5-, and 10-year total returns annualized

Comparison of 5 Year Cumulative Total Return

among Community Trust Bancorp, Inc., NASDAQ Stock Market (U.S.), and NASDAQ Bank Stocks



$300
$200
$100
$0
1999
2000
2001
2002
2003
2004
Community Trust Bancorp, Inc.
NASDAQ Stock Market (U.S.)
NASDAQ Bank Stocks

- **Market price of stock increased 17.8% from $27.46 at December 31, 2003 to $32.36 at December 31, 2004**
- **An investment in CTBI stock on December 31, 1999 would have outperformed the NASDAQ composite and the NASDAQ bank stock at December 31, 2004**

Community Trust Bancorp, Inc.

"Building Communities . . .
Built on Trust"